Exhibit 3.1
V.F. CORPORATION
AMENDED AND RESTATED ARTICLES OF INCORPORATION
(Effective as of May 10, 2010)
     FIRST: The name of the Corporation is V.F. Corporation.
     SECOND: The name and location of its registered agent in this Commonwealth is Corporation Service Company, Dauphin County.
     THIRD: The purpose or purposes for which the Corporation is incorporated is to have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law.
     FOURTH: The term of its existence is perpetual.
     FIFTH: This Corporation is authorized to issue two classes of shares to be designated respectively “Preferred Stock” and “Common Stock”; the total number of shares which this Corporation shall have authority to issue is 325,000,000. The number of shares of Preferred Stock shall be 25,000,000 and the par value of each share of such class shall be One Dollar ($1.00). The number of shares of Common Stock shall be 300,000,000, without par value. The stated capital of this Corporation applicable to the Common Stock shall be One Dollar ($1.00) per share, and any additional sums heretofore and hereafter received by this Corporation as consideration for shares of its Common Stock without par value shall be treated as capital surplus. The Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution for the issuance from time to time of the Preferred Stock in one or more series, any or all of which may have full, limited, multiple, fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights as shall be stated in the resolution or resolutions adopted by the Board of Directors pursuant to the authority hereby expressly vested in such Board.
     No holder of any of the shares of stock of the Corporation shall be entitled as a matter of right to purchase or to subscribe for any unissued stock of any class, or any additional shares of any class, to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation or carrying any right to purchase stock of any class, but any such unissued stock, or such additional authorized issue of any class of stock, or of other securities convertible into stock or carrying any right to purchase stock, may be issued and disposed of, pursuant to resolutions of the Board of Directors, to such persons, firms, corporations, or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     SIXTH: The stockholders of the Corporation shall not have the right to cumulative voting in the election of directors.
     SEVENTH: (A) Except as otherwise expressly provided in section (B) of this Article SEVENTH, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, shall be required to approve any one or more of the transactions listed in paragraphs (i) through (vii) of this section (A), and the term “Business Combination” as used in this Article SEVENTH shall mean any transaction referred to in said paragraphs (i) through (vii). Such affirmative vote shall be required, the fact notwithstanding that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise. The Business Combination transactions include:
     (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) an Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or
     (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to an Interested Shareholder or an Affiliate of an Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of 5% or more of the total assets of the Corporation and its consolidated Subsidiaries as reflected on the immediately preceding year-end consolidated balance sheet of the Corporation; or
     (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to the Corporation or any Subsidiary of any assets of an Interested Shareholder or an Affiliate of an Interested Shareholder having an aggregate Fair Market Value of 5% or more of the total assets of the Corporation and its consolidated Subsidiaries as reflected on the immediately preceding year-end consolidated balance sheet of the Corporation; or
     (iv) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to an Interested Shareholder or an Affiliate of an Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of 5% or more of the total assets of the Corporation and its consolidated Subsidiaries as reflected on the immediately preceding year-end consolidated balance sheet of the Corporation; or

     (v) the issuance or transfer by an Interested Shareholder or an Affiliate of an Interested Shareholder (in one transaction or a series of transactions) of any securities to the Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of 5% or more of the total assets of the Corporation and its consolidated Subsidiaries as reflected on the immediately preceding year-end consolidated balance sheet of the Corporation; or
     (vi) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Shareholder or an Affiliate of an Interested Shareholder; or
     (vii) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by an Interested Shareholder or an Affiliate of an Interested Shareholder.
     (B) The provisions of section (A) of this Article SEVENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following paragraphs (i) and (ii) are met:
     (i) The Business Combination shall have been approved prior to its consummation by a majority of the Disinterested Directors (as hereinafter defined).
     (ii) All of the following conditions shall have been met:
     (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of each class of outstanding capital stock shall be at least equal to the highest of the following:
     (1) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of each such class of capital stock acquired by it (a) within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (b) in the transaction in which it became an Interested Shareholder, whichever is higher;

     (2) (if applicable) the highest preferential amount per share to which the holders of shares of each such class of capital stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and
     (3) the Fair Market Value per share of each such class of capital stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder, whichever is higher.
     The provisions of this subparagraph (ii)(a) shall be required to be met with respect to every class and series of outstanding capital stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of capital stock.
     (b) The price determined in accordance with sub-paragraph (ii)(a) of this section (B) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.
     (c) The consideration to be received by holders of each class of outstanding capital stock shall be in cash or in the same form as the Interested Shareholder or an Affiliate of the Interested Shareholder has previously paid for shares of such class of capital stock. If the Interested Shareholder or an Affiliate of the Interested Shareholder has paid for shares of any class of capital stock with varying forms of consideration, the form of consideration for each share of such class shall be in cash, to the highest amount per share as was paid in cash to acquire any shares owned by the Interested Shareholder or any Affiliate of the Interested Shareholder, and the balance of the consideration for each such share shall be either in cash or in the form used to acquire the largest number of shares of such class previously acquired by the Interested Shareholder or any Affiliate of the Interested Shareholder.
     (d) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, except as approved by a majority of the Disinterested Directors: (1) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (2) there shall have been (a) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification

(including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock; (3) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder; and (4) such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.
     (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions corresponding to or replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).
     (C) For the purposes of this Article SEVENTH:
     (i) A “person” shall mean any individual, firm, corporation or other entity.
     (ii) “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:
     (a) is the beneficial owner, directly or indirectly, of 20% or more of the voting power of the outstanding Voting Stock;
     (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding Voting Stock; or
     (c) is the beneficial owner of 5% or more of the shares of any class of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder; provided, however, that the term “Interested Shareholder” shall not include any employee benefit plan of the Corporation or any Subsidiary of the Corporation or any trustee or fiduciary with respect to any such plan when acting in the capacity of a trustee or fiduciary.
     (iii) A person shall be a “beneficial owner” of any Voting Stock:

     (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or
     (b) which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding, other than pursuant to a public solicitation of proxies; or
     (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock, other than pursuant to a public solicitation of proxies.
     (iv) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (ii) of this section (C), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of paragraph (iii) of this section (C) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
     (v) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 15, 1986.
     (vi) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (ii) of this section (C), the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.
     (vii) “Disinterested Director” means any member of the Board of Directors of the Corporation (the “Board”) who is unaffiliated with an Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board. A member of the Board of Directors who is affiliated with an Interested Shareholder shall nevertheless be considered a Disinterested Director for the purpose of voting upon any matter in which the interests of such Interested Shareholder (or any Affiliate or Associate of such Interested

Shareholder) are solely as a holder of shares of capital stock and are undifferentiated from the interests of other holders of the same class of shares of capital stock.
     (viii) “Fair Market Value” means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.
     (ix) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in subparagraph (ii)(a) of section (B) of this Article SEVENTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.
     (D) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article SEVENTH, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Shareholder or a Disinterested Director, (ii) the number of shares of each class of capital stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by or to the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of 5% or more of the total assets of the Corporation and its subsidiaries as reflected on the immediately preceding year-end consolidated balance sheet of the Corporation. A majority of the Disinterested Directors of the Corporation shall have the further power to interpret all of the terms and provisions of this Article SEVENTH.
     (E) Any other provisions of these Articles of Incorporation or the By-Laws of the Corporation to the contrary notwithstanding (and the fact notwithstanding that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article SEVENTH.

     (F) If any section, sub-section, paragraph, subparagraph, clause, word, combination of words or other portion of this Article SEVENTH shall be illegal, invalid or unenforceable, then the illegal, invalid or unenforceable portion shall be stricken herefrom only in the circumstances then under adjudication, and the remaining provisions of this Article SEVENTH shall be considered as if the portion so struck does not form a part hereof.
     EIGHTH: Except as provided in Article SEVENTH (E), whenever any corporate action is to be taken by vote of the shareholders adopting, amending or repealing these Articles of Incorporation or the Corporation’s By-Laws, the proposed corporate action shall be authorized only (1) upon receiving at least 80% of the votes which all voting shareholders are entitled to cast thereon or (2) in the event that the corporate action has been proposed by a majority of the Disinterested Directors, upon receiving at least a majority of the votes which all voting shareholders are entitled to cast thereon.
     NINTH: Any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation.